                                                                      Exhibit 11
                                                                          1 of 2


                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                      Three months ended June 30,
                                                      ----------------------------

                                                          1996            1995
                                                      ------------    ------------
Net income.........................................   $      494.3    $      447.1
                                                      ============    ============

Earnings Per Common Share
- -------------------------
Weighted average shares outstanding................    437,751,400     436,512,006
Incremental shares from assumed exercise of stock
 options and payment of performance share awards...      1,804,543       1,216,307
                                                      ------------    ------------
Total shares.......................................    439,555,943     437,728,313
                                                      ============    ============

Net income.........................................   $       1.12    $       1.02
                                                      ============    ============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding................     437,751,400   436,512,006
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..       1,909,055     1,365,721
                                                       ------------  ------------
Total shares.......................................     439,660,455   437,877,727
                                                       ============  ============

Net income.........................................    $       1.12  $       1.02
                                                       ============  ============


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11
                                                                          2 of 2


                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                    Computation of Per Common Share Earnings
                (Dollars in Millions, Except Per Share Amounts)

                                                        Six months ended June 30,
                                                      ----------------------------
                                                          1996            1995
                                                      ------------    ------------
Net income.........................................   $      964.8    $      861.6
                                                      ============    ============

Earnings Per Common Share
- -------------------------
Weighted average shares outstanding................    437,724,359     436,446,888
Incremental shares from assumed exercise of stock
 options and payment of performance share awards...      2,164,240       1,109,480
                                                      ------------    ------------
Total shares.......................................    439,888,599     437,556,368
                                                      ============    ============
Net income.........................................   $       2.19    $       1.97
                                                      ============    ============

Fully Diluted Earnings Per Common Share*
- ----------------------------------------
Weighted average shares outstanding................    437,724,359     436,446,888
Incremental shares from assumed exercise of stock
  options and payment of performance share awards..      2,216,496       1,198,521
                                                      ------------    ------------
Total shares.......................................    439,940,855     437,645,409
                                                      ============    ============

Net income.........................................   $       2.19    $       1.97
                                                      ============    ============

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.